Exhibit 48

                      TRADUZIONE DALL'ITALIANO ALL'INGLESE
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                          ITALIAN - ENGLISH TRANSLATION
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INDEX NO. 46565                                               FILE NO. 7672
                        POWER OF ATTORNEY AND REVOCATION
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The Company PIRELLI SOCIETA' PER AZIONI, with its registered office in Milan, at
Viale Sarca no. 222, a paid up share capital of Euro 1,043,707,463.24=, fiscal code and registered in the Companies' Register of Milan under no. 00886890151, represented by the General Manager Mr Carlo Buora, born in Milan on the 26 May 1946, domiciled in Milan for the purposes of his office at Viale Sarca no. 222, by virtue of the powers granted to him by the Board of Directors with resolution dated 9 May 2002, hereby grants power of attorney - with immediate effect - to Ms. Giovanna Magrini, born in Udine on the 15 April 1971, to exercise the following powers with individual signature:

1. Represent the company in all its relations with state administrations and with any other Italian or foreign public administration; sign applications, claims and petitions;

2. Represent the company in court proceedings; begin and abandon proceedings including as a preventive precautionary measure and enforcement proceedings, therein included revocation and High Court proceedings, before any Italian or foreign jurisdictional authority and before the Constitutional Court, and in general any proceedings including those at supra-national level; fight back in same; appoint attorneys at law and barristers with all the necessary powers; elect domicile;

3. Represent the company in any bankruptcy proceedings, or proceedings for forced administrative winding up or receivership and promote declaration of same; insinuate debts therein; be present at meetings of creditors; accept and refuse proposals for composition and requests for admission to receivership and extraordinary administration proceedings; grant within the limits of the said powers under 3 mandates to third parties for determinate special matters;

4. Represent the company in taxation and currency controls, inspections and official records of ascertainment and verification, and sign the relevant minutes and reports.

5. Undersign communications to the National Commission for Companies and the Stock Exchange, Securities and Exchange Commission (SEC), to the Bank of Italy, to the Chambers of Commerce, to Stock Exchanges and to other companies concerning fulfilments charged to the Company by laws and regulations.

6. Attend meetings of shareholders and bond holders of other companies or corporations, with powers of corporate representation, and take part in passing the relevant resolutions, including any of an extraordinary nature, about any matter, with the power to sub-delegate;

7. Take all the necessary steps to comply with the fulfilments required for the purposes of communications to be sent to the general file of shareholdings;

8. Perform any forwarding, clearance and collection transactions on goods, valuables, parcels, packets and letters, including registered and insured ones, at customs offices, the state railways "Azienda Autonoma delle Ferrovie dello Stato", haulage firms in general and the Administration of the Post and Telegraph offices; sign petitions, instances and claims, grant, within the limits of said power, mandates to third parties for determinate deeds or series of deeds.

Whilst exercising the powers granted to her the foresaid Ms Giovanna Magrini must sign under the heading "Pirelli Societa per Azioni" and must have her own name and surname affixed after her signature either by means of a rubber stamp or by typewriter. The present instrument shall be permanently kept in the files of the Notary who authenticates the signature thereon.

Original signed by:
Carlo Buora
Index no. 46565                                                 File no. 7672

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                           AUTHENTICATION OF SIGNATURE

I the undersigned Dr. Ezio Ricci, Notary residing in Milan and enrolled on the Milan College of Notaries, hereby certify that without the assistance of witnesses after specific waiver thereof by the party with my consent, the following gentleman: CARLO BUORA, born in Milan on the 26 May 1946, domiciled for the purposes of his office in Milan, at Viale Sarca no. 222, in his capacity as General Manager and in representation of the company:

                                "PIRELLI S.P.A."
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with its head office in with its registered office in Milan, at Viale Sarca no.
222, inland revenue/VAT code no. 00886890151, share capital of Euro 1,043,707,463.24=, Fiscal code/VAT and registered in the Companies' Register of Milan with number: 00886890151, and at the Economic Administrative Repertory of Milan under no. 75615, same having been provided with the necessary powers by virtue of resolution of the Board of Directors adopted on 9 May 2002;

of whose personal identity and capacity I the Notary am certain has affixed his signature in my presence to all the pages of the present instrument, which as requested by the party I shall keep in my files. Milan, Via Andrea Appiani no. 2, this 14 (fourteen) May 2003 (two thousand and three).

Original signed by:
Ezio Ricci, Notary (L.S.)
Certified true copy of the original issued for corporate purposes. Milan, this 21 May 2003